Exhibit 4.4


                                PLEDGE AGREEMENT
                                ----------------

         This Pledge Agreement (this "Agreement") dated as of November 25, 2003 between THE CIT GROUP/BUSINESS CREDIT, INC., a New York corporation having an office at 1211 Avenue of the Americas, New York, New York 10036, as agent for Lenders (as defined below) (in such capacity, "Agent"), LOEHMANN'S HOLDINGS, INC., a Delaware corporation having an office at 2500 Halsey Street, Bronx, New York 10461("Parent"), and LOEHMANN'S, INC., a Delaware corporation having an office at 2500 Halsey Street, Bronx, New York 10461 ("Sub-Parent" and, together with Parent, each a "Pledgor" and collectively, the "Pledgors").

                           BACKGROUND TO THE AGREEMENT
                           ---------------------------

         Pledgors, together with Loehmann's Real Estate Holdings, Inc. ("REH"), have executed and delivered to Agent a Guaranty dated November 25, 2003 (as amended, restated, supplemented or otherwise modified from time to time, the "Guaranty") pursuant to which Pledgors and REH, jointly and severally, guaranteed to Agent and Lenders the payment and performance of all of the obligations and indebtedness of Loehmann's Operating Co., a Delaware corporation ("Borrower"), to Agent and Lenders under a Loan and Security Agreement dated as of November ___, 2003 among Borrower, Pledgors, REH, the financial institutions named therein or which hereafter become a party thereto (each a "Lender" and collectively, "Lenders") and Agent (as amended, restated, supplemented or otherwise modified from time to time, the "Loan Agreement").

         In order to induce Agent and Lenders to provide or continue to provide the financial accommodations to Borrower described in the Loan Agreement, and to secure the obligations of Pledgors and REH to Agent under the Guaranty, Pledgors have agreed to pledge and grant a security interest to Agent for its benefit and for the ratable benefit of Lenders in the Collateral (as hereinafter defined).

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. Definitions.

         All capitalized terms used herein which are not defined shall have the meanings given to them in the Loan Agreement.

         2. Pledge and Grant of Security Interest.

         To secure the full and punctual payment and performance of the (a) Liabilities and the obligations and liabilities of Pledgors and REH to Agent and Lenders under the Guaranty and (b) Obligations (as such term is defined in that certain Security Agreement, dated as of the date hereof, among Pledgors, REH and Agent, as amended, restated, supplemented or otherwise modified from time to time) of Pledgors and REH to Agent and Lenders ((a) and (b) collectively, the "Indebtedness"), Pledgors hereby pledge, assign, hypothecate, transfer and grant a security interest to Agent for its benefit and for the ratable benefit of Lenders in all of the following (the "Collateral"):

                  (a) the shares of stock set forth on Schedule A annexed hereto and expressly made a part hereof (the "Pledged Stock"), the certificates representing the Pledged Stock and all dividends, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Stock;

                  (b) all additional shares of stock of any issuer of the Pledged Stock (the "Issuer") from time to time acquired by either Pledgor in any manner, including, without limitation, stock dividends or a distribution in connection with any increase or reduction of capital, reclassification, merger, consolidation, sale of assets, combination of shares, stock split, spin-off or split-off (which shares shall be deemed to be part of the Collateral), and the certificates representing such additional shares, and all dividends, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares; and

                  (c) all options and rights, whether as an addition to, in substitution of or in exchange for any shares of the Pledged Stock.

         3. Delivery of Collateral.

         All certificates representing or evidencing the Pledged Stock shall be delivered to and held by or on behalf of Agent pursuant hereto and shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to Agent. Pledgors hereby authorize the Issuer upon demand by Agent to deliver any certificates, instruments or other distributions issued in connection with the Collateral directly to Agent, in each case to be held by Agent, subject to the terms hereof. Agent shall have the right, at any time in its discretion and without notice to either of the Pledgors, to transfer to or to register in the name of Agent or any of its nominees any or all of the Pledged Stock, subject to the terms and conditions of this Agreement. In addition, Agent shall have the right at any time to exchange certificates or instruments representing or evidencing Pledged Stock for certificates or instruments of smaller or larger denominations.

         4. Representations and Warranties of Pledgors.

         Each Pledgor represents and warrants to Agent (which representations and warranties shall be deemed to continue to be made until all of the Indebtedness has been paid in full and the Loan Agreement and Guaranty have been irrevocably terminated) that:

                  (a) Such Pledgor has the requisite power and authority to enter into this Agreement, to pledge its respective Collateral for the purposes described herein and to carry out the transactions contemplated by this Agreement.

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

                  (b) The execution, delivery and performance by such Pledgor of this Agreement and the pledge of its respective Collateral hereunder have been duly and properly authorized and do not and will not result in any violation of any agreement, indenture, instrument, license, judgment, decree, order, law, statute, ordinance or other governmental rule or regulation applicable to such Pledgor.

                  (c) This Agreement constitutes the legal, valid and binding obligation of such Pledgor enforceable against such Pledgor in accordance with its terms.

                  (d) Such Pledgor is the direct and beneficial owner of each share of its respective Pledged Stock.

                  (e) All of the shares of the Pledged Stock of such Pledgor have been duly authorized, validly issued and are fully paid and nonassessable.

                  (f) This Agreement creates and grants a valid lien on and perfected security interest in the respective Collateral of such Pledgor and the proceeds thereof, subject to no prior security interest, mortgage, pledge, claim, lien, charge, hypothecation, assignment, offset or encumbrance whatsoever (collectively, "Liens") or to any agreement purporting to grant to any third party a Lien upon the property or assets of such Pledgor which would include the Collateral, other than, in each case, Permitted Liens (as applicable to the applicable Pledgor).

                  (g) There are no restrictions on transfer of the respective Pledged Stock of such Pledgor contained in the certificate of incorporation or by-laws of the Issuer or otherwise which have not otherwise been enforceably and legally waived by the necessary parties.

                  (h) None of the respective Pledged Stock of such Pledgor has been issued or transferred in violation of the securities registration, securities disclosure or similar laws of any jurisdiction to which such issuance or transfer may be subject.

                  (i) There are no pending or, to the best of such Pledgor's knowledge, threatened actions or proceedings before any court, judicial body, administrative agency or arbitrator which may materially adversely affect the respective Collateral of such Pledgor.

                  (j) No consent, approval, authorization or other order of any Person and no consent, authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required by such Pledgor either (i) for the pledge of its respective Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement or (ii) for the exercise by the Agent of the voting or other rights provided for in this Agreement or the remedies in respect of such Collateral pursuant to this Agreement, except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally.

                  (k) No notification of the pledge evidenced hereby to any Person is required.

                  (l) As of the date hereof, the respective Pledged Stock of such Pledgor constitutes one hundred percent (100%) of the issued and outstanding shares of capital stock of the Issuers thereof set forth on Schedule A annexed hereto.

                  (m) As of the date hereof, there are no existing options, warrants, calls or commitments of any such character whatsoever relating to any of such Pledgor's respective Pledged Stock and no indebtedness or other security convertible into any such Pledged Stock.

         The representations and warranties set forth in this Section 4 shall survive the execution and delivery of this Agreement.

         5. Covenants.

                  Until such time as all of the Indebtedness has been paid in full and the Loan Agreement and Guaranty have been irrevocably terminated, each Pledgor shall, except as expressly permitted by the Loan Agreement:

                  (a) Not sell, assign, transfer, convey, or otherwise dispose of its rights in or to its respective Collateral or any interest therein; nor create, incur or permit to exist any Lien whatsoever with respect to any of such Collateral or the proceeds thereof other than that created hereby.

                  (b) At such Pledgor's expense, defend Agent's right, title and security interest in and to the Collateral against the claims of any Person and keep its respective Collateral free from all Liens, except for the Liens granted to Agent under this Agreement and for Permitted Liens (as applicable to the applicable Pledgor).

                  (c) At any time, and from time to time, upon the written request of Agent, execute and deliver such further documents and do such further acts and things as Agent may reasonably request in order to effect the purposes of this Agreement including, but without limitation, delivering to Agent upon the occurrence and during the continuance of an Event of Default irrevocable proxies in respect of its respective Collateral in form satisfactory to Agent. Until receipt thereof, this Agreement shall constitute such Pledgor's proxy to Agent or its nominee to vote all shares of such Collateral then registered in such Pledgor's name, to be exercised only at the times permitted by this Agreement.

                  (d) Within two (2) Business Days of receipt thereof by such Pledgor, deliver to Agent all notices and statements relating to its respective Collateral received by such Pledgor.

                  (e) Not consent to or approve the issuance to any person or entity other than the respective Pledgors of (i) any additional shares of any class of capital stock of the Issuer; (ii) any securities convertible either voluntarily by the holder thereof or automatically upon the occurrence or nonoccurrence of any event or condition into, or any securities exchangeable for, any such shares; or (iii) any warrants, options, contracts or other commitments entitling any person to purchase or otherwise acquire any such shares.

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

                  (f) Not create, incur, assume or suffer to exist any Lien or other encumbrance of any kind (including the charge on property purchased under conditional sales or other title retention agreements) upon any property or assets, whether now owned or hereafter acquired.

                  (g) Not convey, sell, lease, transfer or otherwise dispose of in one or a series of related transactions, all or any substantial part of its property, business or assets.

         6. Voting Rights and Dividends.

         In addition to Agent's rights and remedies set forth in Section 8 hereof, in case an Event of Default shall have occurred and has been declared by Agent, Agent may, at its option, (i) vote the Collateral, (ii) be entitled to give consents, waivers and ratifications in respect of the Collateral (each Pledgor hereby irrevocably constituting and appointing Agent, with full power of substitution, the proxy and attorney-in-fact of such Pledgor for such purposes) and (iii) be entitled to collect and receive for its own use cash dividends paid on the Collateral. Neither Pledgor shall be permitted to exercise or refrain from exercising any voting rights or other powers if, in the reasonable judgment of Agent, such action would have a material adverse effect on the value of the Collateral or any part thereof; and, provided, further, that such Pledgor shall give at least ten (10) days' written notice of the manner in which such Pledgor intends to exercise, or the reasons for refraining from exercising, any voting rights or other powers other than with respect to any election of directors and voting with respect to any incidental matters. All dividends and all other distributions in respect of any of the Collateral, whenever paid or made, shall be delivered to Agent to hold as Collateral and shall, if received by either Pledgor, be received in trust for the benefit of Agent, be segregated from the other property or funds of such Pledgor, and be forthwith delivered to Agent as Collateral in the same form as so received (with any necessary endorsement).

         7. Events of Default.

         The term "Event of Default" wherever used herein shall mean the occurrence of any one of the following events:

                  (a) an Event of Default shall occur under the Loan Agreement;
or

                  (b) the Collateral is subjected to a Lien other than a Permitted Lien (as applicable to the applicable Pledgor).

         8. Remedies.

         Upon the occurrence and during the continuance of an Event of Default, Agent may:

                  (a) Demand, collect, receipt for, settle, compromise, adjust, sue for, foreclose or realize upon the Collateral (or any part thereof), as Agent may determine in its sole discretion;

                  (b) Transfer any or all of the Collateral into its name, or into the name of its nominee or nominees;

                  (c) Exercise all rights with respect to the Collateral including, without limitation, all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any shares of the Collateral as if it were the absolute owner thereof, including, but without limitation, the right to exchange, at its discretion, any or all of the Collateral upon the merger, consolidation, reorganization, recapitalization or other readjustment of the Issuer thereof, or upon the exercise by the Issuer of any right, privilege or option pertaining to any of the Collateral, and, in connection therewith, to deposit and deliver any and all of the Collateral with any committee, depository, transfer agent, registrar or other designated agent upon such terms and conditions as it may determine, all without liability except to account for property actually received by it;

                  (d) Subject to the requirements of applicable law, sell, assign and deliver the whole or, from time to time, any part of the Collateral at the time held by Agent, at any private or public sale or auction, with or without demand, advertisement or notice of the time or place of sale or adjournment thereof or otherwise (all of which are hereby waived, except such notice as is required by applicable law and cannot be waived), for cash or credit or for other property for immediate or future delivery, and for such price or prices and on such terms as Agent in its sole discretion may determine, or as may be required by applicable law.

                  Each Pledgor hereby waives and releases any and all right or equity of redemption, whether before or after sale hereunder. At any such sale, unless prohibited by applicable law, Agent may bid for and purchase the whole or any part of the Collateral so sold free from any such right or equity of redemption. All moneys received by Agent hereunder whether upon sale of the Collateral or any part thereof or otherwise shall be held by Agent and applied by it as provided in Section 10 hereof. No failure or delay on the part of Agent in exercising any rights hereunder shall operate as a waiver of any such rights nor shall any single or partial exercise of any such rights preclude any other or future exercise thereof or the exercise of any other rights hereunder. Agent shall have no duty as to the collection or protection of the Collateral or any income thereon nor any duty as to preservation of any rights pertaining thereto, except to apply the funds in accordance with the requirements of Section 10 hereof. Agent may exercise its rights with respect to property held hereunder without resort to other security for or sources of reimbursement for the Indebtedness. In addition to the foregoing, Agent shall have all of the rights, remedies and privileges of a secured party under applicable law and the UCC regardless of the jurisdiction in which enforcement hereof is sought.

         9. Private Sale.

         Each Pledgor recognizes that Agent may be unable to effect (or to do so only after delay which would adversely affect the value that might be realized from the Collateral) a public sale of all or part of the Collateral by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Each Pledgor agrees that any such private sale may be at prices and on terms less favorable to the seller than if sold at public sales and that such private sales shall be deemed to have been made in a commercially reasonable manner. Each Pledgor agrees that Agent has no obligation to delay sale of any Collateral for the period of time necessary to permit the applicable Issuers to register the Collateral for public sale under the Securities Act.

         10. Proceeds of Sale.

         The proceeds of any collection, recovery, receipt, appropriation, realization, disposition or sale of the Collateral shall be applied by Agent as follows:

                  (a) First, to the payment of all costs, expenses and charges of Agent and to the reimbursement of Agent for the prior payment of such costs, expenses and charges incurred in connection with the care and safekeeping of any of the Collateral (including, without limitation, the expenses of any sale or other proceeding, the expenses of any taking, attorneys' fees and expenses, court costs, any other fees or expenses incurred or expenditures or advances made by Agent and Lenders in the protection, enforcement or exercise of its rights, powers or remedies hereunder) with interest on any such reimbursement at the rate set forth in Section 4.1(d) of the Loan Agreement from the date of payment.

                  (b) Second, to the payment of the Indebtedness, in whole or in part, in such order as Agent may elect, whether such Indebtedness is then due or not due.

                  (c) Third, to such Persons as required by applicable law including, without limitation, Section 9-615(a)(3) of the UCC.

                  (d) Fourth, to the extent of any surplus thereafter remaining, to Pledgor or as a court of competent jurisdiction may direct.

                  In the event that the proceeds of any collection, recovery, receipt, appropriation, realization or sale are insufficient to satisfy the Indebtedness, Pledgors shall be liable for the deficiency together with interest thereon at the rate set forth in Section 4.1(d) of the Loan Agreement plus the costs and fees of any attorneys employed by Agent and/or Lenders to collect such deficiency.

                  Agent, in its sole and absolute discretion, with or without notice to either Pledgor, may deposit any proceeds of any collection, recovery, receipt, appropriation, realization, disposition or sale of the Collateral in a non-interest bearing cash collateral deposit account to be maintained as security for the Indebtedness.

         11. Waiver of Marshaling.

         Each Pledgor hereby waives any right to compel any marshaling of any of the Collateral.

         12. Agent Appointed Attorney-In-Fact and Performance by Agent. Each Pledgor hereby irrevocably constitutes and appoints Agent as such Pledgor's true and lawful attorney-in-fact, with full power of substitution, to, upon the occurrence and during the continuance of an Event of Default, execute, acknowledge and deliver any instruments and to do in such Pledgor's name, place and stead, all such acts, things and deeds for and on behalf of and in the name of such Pledgor, which such Pledgor could or might do or which Agent may deem necessary, desirable or convenient to accomplish the purposes of this Agreement, including, without limitation, to execute such instruments of assignment or transfer or orders and to register, convey or otherwise transfer title to the Collateral into Agent's name. Each Pledgor hereby ratifies and confirms all that said attorney-in-fact may so do in the absence of gross negligence and willful misconduct of said attorney-in-fact and hereby declares this power of attorney to be coupled with an interest and irrevocable. If either Pledgor fails to perform any agreement herein contained, Agent may itself perform or cause performance thereof, and any costs and expenses of Agent incurred in connection therewith shall be paid by Pledgors as provided in
Section 23 hereof.

         13.      Termination.

         This Agreement shall terminate and Pledgors shall be entitled to the return, at Pledgors' expense, of such of the Collateral as has not theretofore been sold, disposed of or otherwise applied pursuant to this Agreement upon payment in full of the Indebtedness and irrevocable termination of the Loan Agreement.

         14.      Concerning Agent.

         The recitals of fact herein shall be taken as statements of Pledgors for which Agent assumes no responsibility. Agent makes no representation to anyone as to the value of the Collateral or any part thereof or as to the validity or adequacy of the security afforded or intended to be afforded thereby or as to the validity of this Agreement. Agent shall be protected in relying upon any notice, consent, request or other paper or document believed by it to be genuine and correct and to have been signed by a proper person. The permissive rights of Agent hereunder shall not be construed as duties of Agent. Agent shall be under no obligation to take any action toward the enforcement of this Agreement or rights or remedies in respect of any of the Collateral. Agent shall not be personally liable for any action taken or omitted by it in good faith and reasonably believed by it to be within the power or discretion conferred upon it by this Agreement.

         15.      Notices.

         Any notice or other communication required or permitted pursuant to this Agreement shall be given in accordance with the Loan Agreement.

         16.      Governing Law.

         This Agreement and all rights and obligations hereunder shall be governed by and construed and enforced in all respects in accordance with the laws of the State of New York applied to contracts to be performed wholly within the State of New York.

         17.      Waivers.

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

         EACH PARTY HERETO HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OTHER AGREEMENT EXECUTED OR DELIVERED BY THEM IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE AND EACH PARTY HERETO HEREBY AGREES AND CONSENTS THAT ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

         18.      Litigation.

         EACH PARTY TO THIS AGREEMENT EXPRESSLY CONSENTS TO THE JURISDICTION AND VENUE OF EACH COURT OF COMPETENT JURISDICTION LOCATED IN THE STATE OF NEW YORK FOR ALL PURPOSES IN CONNECTION WITH THIS AGREEMENT. ANY JUDICIAL PROCEEDING BY EITHER PLEDGOR AGAINST AGENT INVOLVING, DIRECTLY OR INDIRECTLY ANY MATTER OR CLAIM IN ANY WAY ARISING OUT OF, RELATED TO OR CONNECTED WITH THIS AGREEMENT SHALL BE BROUGHT ONLY IN A STATE COURT LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK. EACH PLEDGOR FURTHER CONSENTS THAT ANY SUMMONS, SUBPOENA OR OTHER PROCESS OR PAPERS (INCLUDING, WITHOUT LIMITATION, ANY NOTICE OR MOTION OR OTHER APPLICATION TO EITHER OF THE AFOREMENTIONED COURTS OR A JUDGE THEREOF) OR ANY NOTICE IN CONNECTION WITH ANY PROCEEDINGS HEREUNDER, MAY BE SERVED INSIDE OR OUTSIDE OF THE STATE OF NEW YORK OR THE SOUTHERN DISTRICT OF NEW YORK BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, OR BY PERSONAL SERVICE PROVIDED A REASONABLE TIME FOR APPEARANCE IS PERMITTED, OR IN SUCH OTHER MANNER AS MAY BE PERMISSIBLE UNDER THE RULES OF SAID COURTS. EACH PLEDGOR WAIVES ANY OBJECTION TO JURISDICTION AND VENUE OF ANY ACTION INSTITUTED HEREON AND SHALL NOT ASSERT ANY DEFENSE BASED ON LACK OF JURISDICTION OR VENUE OR BASED UPON FORUM NON CONVENIENS.

         19.      No Waiver; Cumulative Remedies.

         Any and all of Agent's and Lenders' rights with respect to the Liens granted under this Agreement shall continue unimpaired, and Pledgors shall be and remain obligated in accordance with the terms hereof, notwithstanding (a) the bankruptcy, insolvency or reorganization of either Pledgor, (b) the release or substitution of any item of the Collateral at any time, or of any rights or interests therein, or (c) any delay, extension of time, renewal, compromise or other indulgence granted by Agent and Lenders in reference to any of the Indebtedness. Each Pledgor hereby


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

waives all notice of any such delay, extension, release, substitution, renewal, compromise or other indulgence, and hereby consents to be bound hereby as fully and effectively as if such Pledgor had expressly agreed thereto in advance. No failure on the part of Agent or Lenders to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any such right, power or remedy by Agent and Lenders preclude any other or further exercise thereof or the exercise of any right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

         20.      Severability.

         In case any security interest or other right of Agent and/or any Lender shall be held to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect any other security interest or other right, privilege or power granted under this Agreement. In the event that any provision of this Agreement or the application thereof to either Pledgor or any circumstance in any jurisdiction governing this Agreement shall, to any extent, be invalid or unenforceable under any applicable statute, regulation, or rule of law, such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform to such statute, regulation or rule of law, and the remainder of this Agreement and the application of any such invalid or unenforceable provision to parties, jurisdictions, or circumstances other than to whom or to which it is held invalid or unenforceable shall not be affected thereby, nor shall same affect the validity or enforceability of any other provision of this Agreement.

         21.      Counterparts; Facsimiles.

         This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same instrument. Any signature delivered by a party by facsimile transmission shall be deemed an original signature hereto.

         22.      Miscellaneous.

                  (a) This Agreement constitutes the entire and final agreement among the parties with respect to the subject matter hereof and neither this Agreement nor any term hereof may be changed, discharged or terminated orally, but only by an instrument in writing, signed by Agent and Pledgors. No waiver of any term or condition of this Agreement, whether by delay, omission or otherwise, shall be effective unless in writing and signed by the party sought to be charged, and then such waiver shall be effective only in the specific instance and for the purpose for which given.

                  (b) This Agreement shall be binding upon Pledgors, and Pledgors' successors and assigns, and shall inure to the benefit of Agent, Lenders and their successors and assigns. The term "Agent", as used herein, shall include any successor or assign of Agent at the time entitled to the pledged interest in the Collateral.

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

                  (c) The headings and captions in this Agreement are for purposes of reference only and shall not constitute part of this Agreement for any other purpose.

         23.      Expenses.

         The Collateral shall also secure, and Pledgors shall pay to Agent on demand, from time to time, all costs and expenses, (including but not limited to, attorneys' fees and costs, taxes, and all transfer, recording, filing and other charges) of, or incidental to, the custody, care, transfer, administration of the Collateral or any other collateral, or in any way relating to the enforcement, protection or preservation of the rights or remedies of Agent and Lenders under this Agreement or with respect to any of the Indebtedness.

         24.      Recapture

         Anything in this Agreement to the contrary notwithstanding, if Agent and/or Lenders receives any payment or payments on account of the Indebtedness, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver, or any other party under the United States Bankruptcy Code, as amended, or any other federal or state bankruptcy, reorganization, moratorium or insolvency law relating to or affecting the enforcement of creditors' rights generally, common law or equitable doctrine, then to the extent of any sum not finally retained by Agent and/or Lenders, Pledgors' obligations to Agent and Lenders shall be reinstated and this Agreement shall remain in full force and effect (or be reinstated) until payment shall have been made to Agent, which payment shall be due on demand.


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

         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first written above.

                                        LOEHMANN'S HOLDINGS, INC.

                                        By:
                                           -------------------------------------
                                             Name:
                                             Its:


                                        LOEHMANN'S, INC.

                                        By:
                                           -------------------------------------
                                             Name:
                                             Its:


                                        THE CIT GROUP/BUSINESS CREDIT, INC., as
                                        Agent

                                        By:
                                           -------------------------------------
                                             Name:
                                             Its:

STATE OF NEW YORK          )
                           :  ss.:
COUNTY OF NEW YORK         )

         On the _______ day of November, 2003, before me personally came _______________ to me known, who, being by me duly sworn did depose and say that s/he is the ________________ of Loehmann's Holdings, Inc., the corporation described in and which executed the above instrument; and that s/he signed her/his name thereto by order of the board of directors of said corporation.

                                                --------------------------------
                                                Notary Public

STATE OF NEW YORK          )
                           :  ss.:
COUNTY OF NEW YORK         )

         On the _______ day of November, 2003, before me personally came _______________ to me known, who, being by me duly sworn did depose and say that s/he is the ________________ of Loehmann's, Inc., the corporation described in and which executed the above instrument; and that s/he signed her/his name thereto by order of the board of directors of said corporation.

                                                --------------------------------
                                                Notary Public

                                                    SCHEDULE A

                                                   PLEDGED STOCK



1.  Pledged Stock of Parent
    -----------------------

                                                               Stock Certificate        Par           Number of
Issuer                                  Class of Stock         Number                   Value         Shares
------                                  --------------         ------                   ---------     ------
Loehmann's, Inc.                        Common                 1                        $.01 per      100
                                                                                        share

1.  Pledged Stock of Sub-Parent
    ---------------------------

                                                               Stock Certificate        Par           Number of
Issuer                                  Class of Stock         Number                   Value         Shares
------                                  --------------         ------                   ---------     ------
Loehmann's Operating Co.                Common                 2                        $.01 per      100
                                                                                        share

Loehmann's Real Estate Holdings, Inc.   Common                 2                        $.01 per      100
                                                                                        share